Share Exchange Agreement

This SHARE EXCHANGE AGREEMENT dated as of this 1st day of July 2006, (the "Agreement") between Kirshner International, Inc., a publicly-held Delaware corporation ("KSNR") and Veracity Management Group, Inc., a privately-held Florida corporation ("Veracity").

WHEREAS, KSNR and wish to enter into this Agreement pursuant to which KSNR will acquire ____ shares of the issued and outstanding shares of common stock of Veracity in exchange for _______ shares of common stock of KSNR in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and as a result of this Agreement, Veracity will become a wholly-owned subsidiary of KSNR.

NOW, THEREFORE, KSNR and Veracity agree as follows:

  EXCHANGE OF STOCK

  1.1 NUMBER OF SHARES. The parties have agreed to enter into this Agreement and at the Closing as defined below, the certificates evidencing the ____ shares of Veracity common stock, $.001 par value (the "Veracity Shares") owned by Alex Trullilo (the "Veracity Shareholder"), in exchange for ________ newly-issued restricted shares of KSNR common stock, par value $.001 ("KSNR Shares"), representing ________% of the issued and outstanding KSNR Shares.

  1.2. EXCHANGE OF CERTIFICATES. The Veracity Shareholder, owning all of the issued and outstanding Veracity Shares shall cause all Veracity Share certificates to be delivered to KSNR with stock powers bearing a medallion signature guarantee and in exchange shall be issued and receive newly-issued KSNR Shares. The share exchange of Veracity Shares by the Veracity Shareholder into KSNR Shares shall be effected by KSNR at the Closing.

  1.3. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as KSNR and Veracity may request in order to effectively consummate the transactions and purposes of this Agreement.

  CLOSING

2.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible but not later than ____, 2006, at the offices of KSNR, or such other place or date as is agreed to by the parties, without requiring the meeting of the parties hereto. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by the written agreement of the parties.

2.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3. REPRESENTATIONS AND WARRANTIES OF VERACITY SHAREHOLDER. The Veracity Shareholder represents and warrants as follows:

3.1. TITLE TO SHARES. The Veracity Shareholder is the owner, free and clear of any liens and encumbrances, of all of the issued and outstanding Veracity Shares as set forth on Exhibit A.

3.2. LITIGATION. There is no litigation or proceeding pending, or to any of the Veracity Shareholder's knowledge threatened, against or relating to the Veracity Shares held by the Veracity Shareholder.

3.3 VERACITY SHAREHOLDER ACTION. Prior to the Closing, the Veracity Shareholder shall take all appropriate actions and file all necessary documents and forms with the US Internal Revenue Service for the purpose of converting Veracity from a subchapter "S" corporation to a "C" corporation under the rules and regulations of the Internal Revenue Service.

4. REPRESENTATIONS AND WARRANTIES OF KSNR. KSNR represents and warrants that:

4.1. CORPORATE ORGANIZATION. KSNR is a corporation duly organized under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.2. REPORTING COMPANY STATUS. On April 19, 2004, KSNR filed with the Securities and Exchange Commission ("SEC") a Form 15 terminating its registration under Section 12(g) the Securities Exchange Act of 1934 (the "Exchange Act") and that since that date KSNR has not been a reporting company pursuant to Section12 (g) of the Exchange Act. Following the Closing of the transactions contemplated by this Agreement and the preparation of the audited financial statements on a consolidated basis of KSNR, Veracity and SFDI, which is the subject of a separate Share Exchange Agreement with KSNR that is being executed simultaneously with this Agreement, KSNR intends to file a Form 10-SB with the SEC for the purpose of becoming a reporting company under the Exchange Act.

4.3. CAPITALIZATION. The authorized capital stock of KSNR consists of 3,500,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock. KSNR has 65,705,466 KSNR Shares issued and outstanding.

4.4. ISSUED STOCK. All the 65,705,466 KSNR Shares issued and outstanding are duly authorized and validly issued, fully paid and non-assessable.

4.5. STOCK RIGHTS. Other than as set forth on the attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain KSNR Shares or any KSNR preferred stock.

4.6. CORPORATE AUTHORITY. KSNR has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

4.7. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by KSNR’s board of directors and consented to by the holders of a majority of KSNR Shares.

4.8. SUBSIDIARIES. KSNR has no subsidiaries.

4.9. FINANCIAL STATEMENTS. The financial statements of KSNR ("KSNR Financial Statements"), shall be audited by independent public accountants according the requirements of Regulation S-X promulgated by the SEC, shall be delivered prior to the Closing, and shall fairly present the financial condition of KSNR, in conformity with generally accepted accounting principles consistently applied, for the past two fiscal years and any interim periods as may be required. KSNR shall be responsible for the costs associated with the preparation of the KSNR Financial Statements

4.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the KSNR Financial Statements, KSNR did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.11. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of KSNR since the date of the KSNR Financial Statements.

4.12. LITIGATION. There is not, to the knowledge of KSNR, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against KSNR.

4.13. CONTRACTS. Except as set out by attached schedule, KSNR is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

4.14. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of KSNR is subject or by which KSNR is bound.

5. REPRESENTATIONS AND WARRANTIES OF VERACITY. Veracity represents and warrants that:

5.1. CORPORATE ORGANIZATION AND GOOD STANDING. Veracity is a corporation duly organized and validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

5.2. CAPITALIZATION. Veracity's authorized capital stock consists of _____ Veracity Shares of Common Stock, $.___ par value, of which _____ Veracity Shares are issued and outstanding as of the date of this Agreement, all of which are owned by Alex Trullio.

5.3. ISSUED STOCK. All the outstanding Veracity Shares are duly authorized and validly issued, fully paid and non-assessable.

5.4. STOCK RIGHTS. Other than as set forth on the attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Veracity Shares nor are any Veracity Shares committed to be issued other than as contemplated under this Agreement.

5.5. CORPORATE AUTHORITY. Veracity has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

5.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Veracity board of directors and consented to by the Veracity Shareholder. Further, the requisite officers and/or directors of Veracity have taken or shall take prior to the Closing all necessary actions to implement the representations set forth in Section 3.3 above with respect to becoming a "C" corporation under the Internal Revenue Code.

5.7. SUBSIDIARIES. Veracity has no subsidiaries.

5.8. FINANCIAL STATEMENTS. Veracity's financial statements shall be audited by independent public accountants selected by KSNR according to the requirements of Regulation S-X promulgated by the SEC, and shall fairly present the financial condition of Veracity as of dates and periods determined by such accounting firm in compliance with Regulation S-X and the results of its operations for such periods in conformity with generally accepted accounting principles consistently applied (the "Veracity Financial Statements"). Veracity acknowledges and agrees that as a condition subsequent to the Closing of this Agreement, that the audited Veracity Financial Statements for such periods must satisfy the requirements under the Exchange Act. Veracity shall be responsible for the costs of preparation of the Veracity Financial Statements.

5.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Veracity Financial Statements, Veracity did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

5.10. NO MATERIAL CHANGES. Except as set out by attached schedule, if any, there has been no material adverse change in the business, properties, or financial condition of Veracity since the date of the Veracity Financial Statements.

5.11. LITIGATION. To the knowledge of Veracity, there is no any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Veracity.

5.12. CONTRACTS. Except as set out by attached schedule, if any, Veracity is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement, other than as provided under this Agreement.

5.13. TITLE. Except as set out by attached schedule, if any, Veracity has good and marketable title to all the real property and good and valid title to all other property included in the Veracity Financial Statements. Except as set out in the balance sheets thereof, the properties of Veracity are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Veracity.

5.14. TAX RETURNS. Except as set forth on the attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments will be properly prepared and filed by Veracity for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Veracity Financial Statements are adequate to cover any such taxes that may be assessed against Veracity in respect of its business and its operations during the periods covered by the Veracity Financial Statements and all prior periods. All costs associated with the preparation and filing of the Veracity tax returns will be paid for by Veracity.

5.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Veracity is subject or by which Veracity is bound.

5.16. REQUIREMENT TO MEET BUSINESS PLAN PROJECTIONS. Veracity and the Veracity Shareholder acknowledge that Veracity, on a consolidated basis with SFDI, must collectively satisfy not less that sixty-five (65%) percent of their projected revenues for fiscal year 2007 as set forth in Veracity’s and SFDI’s business plan ("Required Revenues"). In the event that Veracity and SFDI fail to collect accounts receivable within 120 days following their 2007 year ends, such uncollected receivables shall be subtracted from annual revenues to determine whether Veracity and SFDI have satisfied Required Revenues on a consolidated basis. In the event that on a consolidated basis the Required Revenues are not reached Marc L. Baker and Greg Paige, the present management of KSNR, shall have the right in their sole discretion, to: (i) rescind this Agreement and to cancel the KSNR Shares issued to the Veracity Shareholder in exchange for the delivery back to the Veracity Shareholder the Veracity Shares; or (ii) elect to be issued an additional number of KSNR Shares equal to twenty (20%) percent of the total issued and outstanding KSNR Shares at December 31, 2007 and if Paige and Baker elect in their sole discretion to utilize option (ii), in the event that Veracity and SFDI on a consolidated basis fail to meet sixty-five (65%) of their Required Revenues after any deduction for uncollected receivables for fiscal 2008, Paige and Baker may elect to: (i) rescind as provided above; or (ii) be issued an additional twenty (20%) percent, as provided above.

6. CONDUCT PENDING THE CLOSING

KSNR and Veracity covenant that between the date of this Agreement and the Closing as to each of them:

6.1 No change will be made in the charter documents, by-laws, or other corporate documents of KSNR.

6.2. KSNR will use its best efforts to maintain and preserve its business organization and except as contemplated under this Agreement will not enter into any material commitment.

6.3. Veracity will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

6.4 Veracity shall prepared and deliver to KSNR the Veracity Financial Statements as provided in Section 5.8 above.

6.5. The Veracity Shareholder listed in Exhibit A will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Veracity Shares owned by them.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF Veracity. Veracity’s obligation to consummate the share exchange pursuant to this Agreement shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholder as appropriate:

7.1. KSNR’s REPRESENTATIONS AND WARRANTIES.

The representations and warranties of KSNR set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

7.2. KSNR’S COVENANTS. KSNR shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF KSNR. Veracity’s obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by KSNR:

8.1. VERACITY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Veracity set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

8.2. VERACITY’S COVENANTS. Veracity shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

8.3. VERACITY’S BOARD OF DIRECTOR AND SHAREHOLDER APPROVALS. This Agreement shall have been approved by the Board of Directors of Veracity and by written consent of the holders of all of the issued and outstanding Veracity Shares.

8.4. SUPPORTING DOCUMENTS OF VERACITY. Veracity shall have delivered to KSNR supporting documents in form and substance reasonably satisfactory to KSNR, to the effect that:

(a) A certificate from the State of Florida, the jurisdiction of Veracity’s state of organization, stating that Veracity is a corporation duly organized and validly existing;

(b) A Secretary’s certificate stating that Veracity is authorized capital stock is as set forth herein;

(c) Copies of the resolutions of the board of directors of Veracity authorizing the execution of this Agreement and the consummation hereof;

(d) A Secretary’s certificate of incumbency of the officers and directors of Veracity;

(e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

9. POST-CLOSING CONDUCT AND COVENANTS. Following the Closing the parties shall take the following actions:

(a) KSNR shall take all reasonable efforts and action necessary to become a reporting company by filing a Form 10-SB registration statement registering its KSNR Shares under Section 12(g) of the Exchange Act;

(b) KSNR will take no action to terminate its registration under Section 12(g) the Exchange Act; and

(c) KSNR shall continue to utilize the services of a recognized stock transfer agent and shall execute and deliver all necessary and proper documentation to effect in an expeditious manner the issuance of KSNR Shares as provided in this Agreement and the transactions contemplated hereby in compliance with the Federal securities laws and the rules and regulations of the SEC.

(d) Veracity shall cooperate with all reasonable requests and provide all necessary documents in order to KSNR to become a reporting company and remain current under the Exchange Act.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Veracity and KSNR set out herein shall survive the Closing.

11. ARBITRATION

11.1 SCOPE. The parties hereby agree that any and all under the terms of this Agreement will be resolved by arbitration before the American Arbitration Association within _____ County, State of Florida.

11.2. APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the State of Florida, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

11.3. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

11.4. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

11.5. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

11.6. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

11.7. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney’s fees to the prevailing party.

11.8. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, under this Agreement based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters.

11.9. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

12. MISCELLANEOUS.

12.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

12.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

12.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

12.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to KSNR, to:

Kirshner International, Inc.

c/o Marc L. Baker

12230 SW 2nd Street

Plantation, FL 33325

If to Veracity Management Group, Inc., to:

Alex Trullio

___________

12.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

12.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

12.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

12.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

12.9. SCHEDULES. All exhibits an/or schedules attached hereto, if any, shall be acknowledged by each party by signature and/or initials thereon and shall be dated.

12.10. EFFECTIVE DATE. The effective date of this Agreement shall be ________, 2006.

The parties have duly executed this Agreement this ___ day of August 2006.

Kirshner International, Inc.

By:_____________________________

Marc L. Baker, CFO

Veracity Management Group, Inc

By: _____________________________

Alex Trullio (Title)

Exhibit A
Veracity Shareholder	Number of Veracity Shares	Exchanged into Number of KSNR Shares
Alex Trullio___	______________	_____258,080,733______